Exhibit 5.02


                  Skadden, Arps, Slate, Meagher & Flom LLP
                             Four Times Square
                       New York, New York 10036-6522



                                                          May 11, 2001



Questar Pipeline Company
180 East 100 South Street
P.O. Box 45360
Salt Lake City, Utah 84145-0360

                           Re:      Questar Pipeline Company
                                    Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as special counsel to Questar Pipeline Company, a Utah corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "1933 Act"), of up to $250,000,000 aggregate principal amount of the Company's Medium-Term Notes, Series B (the "Notes") to be issued pursuant to the indenture, dated as of August 17, 1998 (the "Indenture"), between the Company and Wells Fargo Bank Northwest, National Association (f/k/a First Security Bank, N.A.), as trustee (the "Trustee").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) an executed copy of the Indenture,
(iii) the forms of the Notes issuable under the Indenture, (iv) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement and
(v) the form of the Distribution Agreement (the "Distri-

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bution Agreement") proposed to be entered into between the Company, as issuer, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Banc One Capital Markets, Inc. and U.S. Bancorp Piper Jaffray, as agents (the "Agents"), filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto (including the Company) had or will have the power, corporate or other, to enter into and to perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and due execution and delivery by such parties of such documents and, except to the extent set forth below with respect to the Company, the validity and binding effect thereof on such parties. We have also assumed that the Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Utah and that the Company has complied and will comply with all aspects of Utah law in connection with the Indenture and the transactions contemplated by the Registration Statement. In addition, we have assumed that the Notes will be executed in substantially the form reviewed by us. We have also assumed that the terms of the Notes will have been established so as not to, and the execution and delivery by the Company of the Indenture and the Notes and the performance of its obligations thereunder do not and will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject, (ii) any law, rule, or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  Our opinions set forth herein are limited to the laws of the State of New York which are normally applicable to transactions of the type contemplated by

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the Indenture and the Notes and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than the Opined on Law or as to the effect of any such non opined law on the opinions herein stated.

                  Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when the Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered to and paid for by the Agents as contemplated by the Distribution Agreement, the Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  We hereby consent the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the 1933 Act or the rules and regulations of the Commission.

                                        Very truly yours,

                                        /s/ Skadden, Arps, Slate, Meagher &
                                            Flom LLP


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